UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
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☐	Definitive Proxy Statement
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FARADAY FUTURE INTELLIGENT ELECTRIC INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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PRELIMINARY COPY SUBJECT TO COMPLETION DATED AUGUST 8, 2022

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
18455 S. Figueroa Street
Gardena, California 90248
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], 2022
Dear Stockholder:
A Special Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”) of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF” or the “Company”), will be held on [•], 2022 at 4:00 p.m. Pacific Time. Due to the continuing public health impact of the novel coronavirus (COVID-19) pandemic and to protect the health and well-being of our employees, stockholders and the broader community, the Special Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Special Meeting in person.
You are cordially invited to attend the Special Meeting. To attend the Special Meeting, please visit [•]. The live audio webcast will begin promptly at 4:00 p.m. Pacific Time, with online access beginning at 3:45 p.m. Pacific Time. If you plan to attend the Special Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”).
The Special Meeting will be held for the purpose of voting upon whether to remove Brian K. Krolicki as a director of the Company, as more fully described in the Proxy Statement accompanying this notice:
THE BOARD MAKES NO RECOMMENDATION WITH RESPECT TO THE PROPOSAL TO REMOVE BRIAN K. KROLICKI AS A DIRECTOR OF THE COMPANY.
This Notice of Special Meeting (this “Notice”), the accompanying Proxy Statement and form of proxy are first being mailed on or about [•], 2022 to stockholders of record as of [•], 2022 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Special Meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.
You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. Signing and returning the proxy card or submitting your proxy by Internet or telephone in advance of the Special Meeting will not prevent you from voting at the Special Meeting if you attend virtually, but will assure that your vote is counted if you are unable to attend the Special Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Special Meeting, regardless of whether you plan to attend the Special Meeting.
By Order of the Board of Directors
/s/
[+]
Gardena, California [•], 2022

i

PRELIMINARY COPY SUBJECT TO COMPLETION DATED AUGUST 8, 2022

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

18455 S. Figueroa Street
Gardena, California 90248
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2022

PROXY STATEMENT

INTRODUCTION
This proxy statement (this “Proxy Statement”) is furnished to stockholders of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF,” the “Company,” “our,” “us,” or “we”), in connection with the Special Meeting of Stockholders to be held [•], 2022 (including any adjournment, postponement or rescheduling thereof, the “Special Meeting”). The Special Meeting will be held at 4:00 p.m. Pacific Time. Due to ongoing public health concerns regarding the novel coronavirus (COVID-19) pandemic and for the health and well-being of our stockholders and employees, the Special Meeting will be held as a virtual meeting via the Internet at [•]. You will be able to vote and submit questions online through the virtual meeting platform during the Special Meeting.
Only stockholders of record as of the close of business on [•], 2022, the record date for determination of the stockholders entitled to vote at the Special Meeting (the “Record Date”), will be entitled to vote at the Special Meeting.
INFORMATION ABOUT THE SPECIAL MEETING
Why is the Company holding a Special Meeting of Stockholders?
The Board of Directors of the Company (the “Board”) has called this Special Meeting of the Company’s stockholders to vote on whether to remove Brian K. Krolicki as a director of the Company (the “Removal Proposal”). Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), and subject to the Shareholder Agreement, dated July 21, 2021, by and between the Company and FF Top Holding LLC (“FF Top”) (such agreement, the “Shareholder Agreement”), any director or the entire Board may be removed, either with or without cause, from the Board at any meeting of stockholders by the holders of a majority of the voting power of all the then outstanding shares of voting stock of the Company with the power to vote at an election of directors. For further information regarding the Removal Proposal, please refer to page 6 of this Proxy Statement.
When and where will the Special Meeting be held?
The Special Meeting will be held on [•], 2022 at 4:00 p.m. Pacific Time at [•].
Why am I receiving these materials?
You are receiving this Proxy Statement and the enclosed proxy card because the Board is soliciting your vote at the Special Meeting. This Proxy Statement summarizes material information with respect to the Special Meeting and the Removal Proposal. You may cast your vote over the Internet, by telephone or by completing and mailing the proxy card by following the instructions on the enclosed proxy card. You do not need to attend the Special Meeting to vote your shares.

How can I attend the Special Meeting?
Stockholders as of the Record Date (or their authorized representatives) may attend, vote and submit questions virtually at the Special Meeting by logging in at [•]. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Special Meeting as a guest, but you will not be able to submit questions or vote at the Special Meeting.
The Special Meeting will begin promptly at 4:00 p.m. Pacific Time, on [•], 2022. We encourage you to access the Special Meeting prior to the start time. Online access will open at 3:45 p.m. Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.
What if I have technical difficulties or trouble accessing the virtual Special Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at [•].
What proposal will be voted on at the Special Meeting? What is the Board’s voting recommendation?
At the Special Meeting, stockholders will be asked to consider whether to remove Brian K. Krolicki as a director of the Company.
THE BOARD MAKES NO RECOMMENDATION WITH RESPECT TO THE REMOVAL PROPOSAL.
Will any other business not discussed in this Proxy Statement come before the Special Meeting?
No. Pursuant to the Bylaws, any business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice of the meeting.
What is the quorum requirement?
A quorum of stockholders is necessary to hold the Special Meeting and vote upon the Removal Proposal. A majority of the voting power of the outstanding shares of stock entitled to vote at any meeting of stockholders, the holders of which are present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum. On the Record Date, there were [•] shares outstanding and entitled to vote. Thus, the holders of [•] shares must be present in person or represented by proxy at the Special Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions will be counted towards the quorum requirement.
If there is no quorum, the Special Meeting may be adjourned by the holders of a majority of shares present at the meeting in person or represented by proxy or by the chairperson of the meeting.
Who is entitled to vote?
The Record Date for the Special Meeting is the close of business on [•], 2022. As of the Record Date, [•] shares of FF common stock, par value $0.0001 per share, were outstanding, consisting of [•] shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and [•] shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, “our Common Stock” or “FF Common Stock”). Only holders of record of our Common Stock as of the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Each stockholder is entitled to one vote for each share of Class A Common Stock and/or Class B Common Stock held by such stockholder on the Record Date.
How many votes do I have?
On the Removal Proposal, you have one vote for each share of our Common Stock you owned as of the Record Date.

How do I vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote electronically during the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet by following the instructions on the enclosed proxy card. We urge you to vote by proxy, regardless of whether you plan to attend the Special Meeting, to ensure your vote is counted. You may still attend the Special Meeting and vote electronically during the meeting even if you have already voted by proxy.
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To vote your shares electronically during the Special Meeting, follow the instructions above for participating in the Special Meeting. Join the Special Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, your shares will be voted as you direct.

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To vote over the telephone, dial toll-free [•] using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on [•], 2022 to be counted.

•
To vote over the Internet, go to [•] and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on [•], 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from FF. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote your shares electronically during the Special Meeting, you must obtain a valid legal proxy from your broker, bank or other agent and register in advance by following the instructions above, join the Special Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How do I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering, to the attention of the Corporate Secretary at the address on the first page of this Proxy Statement, a written notice of revocation of your proxy;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending the Special Meeting and voting electronically, as indicated above under “How do I vote?” Attendance at the Special Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Special Meeting, your vote at the Special Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).
If I vote in advance, can I still attend the Special Meeting?
Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your Common Shares will be represented at the Special Meeting. However, returning your proxy card does not affect your right to attend the Special Meeting.

How many votes are required for the approval of the Removal Proposal, and how will abstentions and broker non-votes be treated?
The affirmative vote of the holders of a majority of the then outstanding shares of voting stock of the Company with the power to vote at an election of directors is required for the approval of the Removal Proposal.
A stockholder may abstain from voting with respect to the Removal Proposal. Abstentions will be counted as present for purposes of determining the existence of a quorum, but will have the same effect as a vote against the Removal Proposal. Broker discretionary voting is not permitted for the Removal Proposal, and broker non-votes will not be counted towards a quorum and will have the same effect as a vote against the Removal Proposal.
What are the consequences if the Removal Proposal is not approved?
If the Removal Proposal is not approved at the Special Meeting, then Mr. Krolicki will continue to serve as a director on the Board until the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), or until his earlier death, disability, retirement, resignation or removal.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
Broker discretionary voting is not permitted for the Removal Proposal. If you are a holder of record of our Common Stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will NOT be voted.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Special Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day prior to the date of the Special Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Special Meeting.
What does it mean if I receive more than one proxy card?
If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Special Meeting, we recommend that you vote every proxy card that you receive.
Can I ask questions at the virtual Special Meeting?
Stockholders as of the Record Date who attend and participate in our virtual Special Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Special Meeting. We also encourage you to submit questions in advance of the Special Meeting by going to [•] and logging in with your control number.
During the Special Meeting, we will spend up to 10 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure, including the topics and types of questions that will be accepted, will be posted on the Special Meeting website. To ensure the orderly conduct of the Special Meeting, we encourage you to submit questions in advance. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card, voting instruction form or Internet Notice to ask questions during the Special Meeting.
How do I ask questions during the Special Meeting?
If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can join the Special Meeting as a “Stockholder” with your control number and may submit questions during the Special Meeting by clicking on the message icon in the upper right-hand corner of the [•].
Only questions pertinent to Special Meeting matters will be answered during the Special Meeting, subject to time constraints, and in accordance with our rules of conduct for the Special Meeting, which will be posted on the Special Meeting website.

Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Special Meeting will be available for inspection by stockholders for any purpose germane to the Special Meeting for 10 days prior to the Special Meeting at Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Special Meeting at [•]. You will need the control number included on your Internet Notice, proxy card, or voting instruction form, or otherwise provided by your bank, broker or other nominee.
How can I find out the results of the voting at the Special Meeting?
We will report the voting results of the Special Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Special Meeting, a copy of which will also be available on our website at https://investors.ff.com/.
Whom can I contact for further information?
You may request additional copies, without charge, of this Proxy Statement or ask questions about the Special Meeting, the Removal Proposal, or the procedures for voting your shares by writing to our Corporate Secretary at Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, or by emailing our Investor Relations group at ir@faradayfuture.com.

THE REMOVAL PROPOSAL
Background
Communications with FF Top
Mr. Krolicki is an independent director and member of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees. He is one of the four directors designated to the Board by FF Top pursuant to the Shareholder Agreement. Mr. Krolicki served as chairman of the Board from July 22, 2021 until January 31, 2022, on which date he stepped down from the position of chairman in connection with remediation actions pursuant to the investigation by a special committee of the Board referenced in the Company’s previous SEC filings (the “Special Committee Investigation”). Prior to his appointment to the Board, Mr. Krolicki served as an independent director at FF Intelligent Mobility Global Holdings Ltd., which is currently a wholly owned subsidiary of the Company.
From February 1, 2022 to June 20, 2022, FF Top and the Company exchanged various letters in response to concerns raised by FF Top as to the actions taken by the Board following completion of the Special Committee Investigation. In addition to questioning the actions of the Board, in the letters, FF Top (among other things) made demands for both the prompt calling of an annual meeting of stockholders and the provision of books and records of the Company.
On June 22, 2022, the Company received a letter from FF Top, purporting to exercise its rights under the Shareholder Agreement to remove Mr. Krolicki from the Board. The June 22 letter also requested that the Company investigate Mr. Krolicki’s past performance as a member of the Board. Also on June 22, 2022, Matthias Aydt, a current member of the Board and director and executive officer of the Company and then a member of the management committee of FF Global Partners LLC (“FF Global”), the parent company of FF Top, after a discussion with management of FF Global, relayed to Mr. Krolicki that FF Global would pay Mr. Krolicki up to $700,000, offset by the amount of any severance payments made by the Company, if Mr. Krolicki resigned from the Board. This offer was rejected by Mr. Krolicki. As of the date of this Proxy Statement, the Company is evaluating whether to take additional action in connection with this matter.
On June 23, 2022, the Company received another letter from FF Top, purporting to nominate Li Han to the Board as a replacement for Mr. Krolicki. While not addressed in FF Top’s June 23 letter, the Company understands that Ms. Han was a partner at an outside law firm and, in that role, previously served as legal counsel to the Company, FF Global and Yueting (YT) Jia, a member of the executive committee of FF Global and the Company’s founder and current Chief Product & User Ecosystem Officer. FF Global controls all actions relating to the voting and disposition of shares of FF Common Stock held by FF Top. As the Company communicated to FF Top, the Company has concerns about Ms. Han's qualifications to serve as a replacement for Mr. Krolicki. Any director replacing Mr. Krolicki is, pursuant to the Shareholder Agreement, subject to the prior and reasonable approval of the Board’s Nominating and Corporate Governance Committee.
On June 24, 2022, in response to the June 22 letter, the Company delivered a letter to FF Top, rejecting its demand to remove Mr. Krolicki from the Board on the basis that the attempted removal violates both the Shareholder Agreement and Delaware law and is therefore ineffective.
On June 27, 2022, the Company received a letter from FF Top’s legal counsel, asserting that the Company’s rejection of FF Top’s June 22 demand to remove Mr. Krolicki from the Board constitutes a material breach of the Shareholder Agreement. The June 27 letter demanded that the Company immediately ask Mr. Krolicki to resign and that the Company prepare to call a special meeting of stockholders to remove Mr. Krolicki. Also on June 27, 2022, a majority of the Board (with five directors voting in favor, three directors opposed and one director abstaining) approved convening a special meeting of stockholders to determine whether to remove Mr. Krolicki.
On June 28, 2022, the Company received an email from FF Global, demanding that the Company call a special meeting of stockholders to determine whether to remove Mr. Krolicki from the Board.
On July 1, 2022, the Company delivered a second letter to FF Top, rejecting FF Top's allegations that the Company is in breach of the Shareholder Agreement and stating that the Company will not be investigating Mr. Krolicki’s past performance on the Board because FF Top has not provided the Company with any credible basis for conducting such an investigation. The letter noted that Mr. Krolicki is an independent director who has consistently attended and actively participated in Board meetings.
On July 5, 2022, the Company received another letter from FF Top, threatening to take legal action against the Company if the Company did not announce the Special Meeting by July 7, 2022.

On July 6, 2022, the Company received a non-binding proposal from FF Top for a transaction that would involve FF Top, along with other parties, providing the Company with financing in the form of senior secured convertible notes. The terms of the proposal required (but no longer expressly require) certain corporate governance changes, including Mr. Krolicki’s resignation from the Board. From July 6 through August 8, 2022, the Company and FF Top have been engaged in negotiations with respect to FF Top’s proposal. Also on July 6, 2022, the Board determined to suspend any preparation for the Special Meeting, pending financing discussions with FF Top and other potential investors.
On July 7, 2022, in response to FF Top's July 5 letter, the Company delivered a letter to FF Top, reiterating the legal positions set forth in the Company’s June 24 and July 1 letters, expressing disagreement with FF Top's interpretation of the Shareholder Agreement in FF Top's June 27 and July 5 letters, and stating that the Board is evaluating both the financing proposal in the July 6 letter and the possibility of holding the Special Meeting.
On July 8, 2022, the Company received an email from FF Top's legal counsel reiterating FF Top's desire for Mr. Krolicki to resign from the Board or for the Company to promptly call the Special Meeting to remove Mr. Krolicki, and making a number of demands with respect to the Special Meeting.
Also on July 8, 2022, representatives of the Company contacted representatives of FF Top to discuss whether FF Top would consider identifying an alternative candidate to Ms. Han as a replacement for Mr. Krolicki in the event Mr. Krolicki were to resign or be removed from the Board, given the concerns about Ms. Han's qualifications to serve as a director.
On July 19, 2022, the Company received an email from FF Global, threatening to file a lawsuit against the Company unless a special meeting of stockholders regarding the removal of Mr. Krolicki was announced immediately.
On July 25, 2022, FF Top sent the Company an email stating that FF Top would “initiate legal proceedings” on July 26, 2022 unless Mr. Krolicki resigned from the Board or the Company publicly announced a special meeting of stockholders to determine whether to remove Mr. Krolicki, along with other demands. From July 25, 2022 to August 8, 2022, representatives of FF Top and the Company engaged in various negotiations regarding the threatened litigation and the proposed financing; these negotiations included the execution, on July 31, 2022, of a financing term sheet, which is non-binding except for limited exclusivity and expense reimbursement provisions.
On July 26, 2022, FF Top again threatened to sue regarding the removal of Mr. Krolicki, but extended the deadline in its July 25 letter to 1:00 p.m. Eastern Time on July 29, 2022. Also on July 26, 2022, the Company received an email from FF Top, identifying Adam He as a potential alternative to Ms. Han to replace Mr. Krolicki.
On July 31, 2022, the Board approved resuming preparation for the Special Meeting.
Shareholder Agreement
Under the Shareholder Agreement, FF Top is entitled to nominate a number of directors based on its voting power with respect to the outstanding FF Common Stock, initially entitling FF Top to nominate four out of nine directors to the Board. Based on FF Top having voting power over [•]% of our issued and outstanding Common Stock as of [•], 2022, FF Top currently has the right to nominate four out of nine directors on the Board. Susan G. Swenson, Edwin Goh, Brian K. Krolicki and Lee Liu are the four FF Top director designees under the Shareholder Agreement. FF Top also has the right for its nominees to serve on each committee of the Board proportionate to the number of nominees it has on the Board, subject to compliance with applicable law and stock exchange listing rules. In the event of a removal or resignation of any FF Top designee to the Board, FF Top has the exclusive right under the Shareholder Agreement to nominate a replacement designee to fill the vacancy created by any such removal or resignation, subject to the prior and reasonable approval of the Nominating and Corporate Governance Committee as described in more detail in “Proposal” below.
Under the Shareholder Agreement, the Company and FF Top also agreed (a) to take all reasonably necessary action (subject to applicable Board fiduciary duties and subject to the approval of the Nominating and Corporate Governance Committee) to cause each of the current Board members (including Mr. Krolicki) to be nominated for another one-year term at the 2022 Annual Meeting and (b) that Susan G. Swenson, Edwin Goh, Brian K. Krolicki and Lee Liu are deemed the FF Top designees for both the 2022 Annual Meeting and 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) absent their earlier resignation (which agreements would still exist under the Shareholder Agreement if the Removal Proposal is approved and the Company does not obtain a waiver from

FF Top and the Company’s directors who are third party beneficiaries under the Shareholder Agreement). Absent obtaining a waiver from FF Top and the third party beneficiaries of the Shareholder Agreement, which include all of the Company’s directors, the Company is obligated under the Shareholder Agreement to renominate Mr. Krolicki for re-election to the Board at the 2022 Annual Meeting.
The Company's position is that FF Top is required to vote against the Removal Proposal under the Shareholder Agreement. FF Top disputes this position, as discussed below.
Disputes with FF Top
FF Top disputes several of the matters discussed above. FF Top believes that it has the right to remove and replace Mr. Krolicki as a director pursuant to the Shareholder Agreement and that the Company is obligated to recommend in favor of the Removal Proposal. FF Top disagrees that it is required to vote against the Removal Proposal. FF Top also disagrees that the Company will be obligated under the Shareholder Agreement to renominate Mr. Krolicki at the 2022 Annual Meeting or 2023 Annual Meeting even if he is removed pursuant to the Special Meeting.
There have been numerous discussions and negotiations between representatives of FF Top, the Company, and Mr. Krolicki seeking to resolve these disputes, including the negotiation of a potential resignation by Mr. Krolicki and the terms thereof. Such disputes have not been resolved as of the date hereof, and if such disputes are not resolved, it is possible that these disputes may result in litigation.
Proposal
Due to FF Top’s indicated intent to remove Mr. Krolicki from the Board, a majority of the Board (with five directors voting in favor, three directors opposed and one director abstaining) has determined to put to a stockholder vote whether to remove Brian K. Krolicki from the Board. The Company maintains the position that FF Top does not have the right to unilaterally remove Mr. Krolicki from the Board at this time. If the Removal Proposal is approved by the Company’s stockholders, Mr. Krolicki will be removed from the Board and from each committee of the Board on which he currently serves, effective immediately.
If Mr. Krolicki is removed, FF Top will have an exclusive right to nominate a replacement designee to the Board. However, pursuant to the Shareholder Agreement, the replacement designee will be subject to the reasonable approval by the Nominating and Corporate Governance Committee of the Board, and the four FF Top designees in total must include a sufficient number of individuals who are independent directors, such that the Board is comprised of a majority of independent directors.
As described above, FF Top has nominated Ms. Han to serve as the replacement FF Top designated director for Mr. Krolicki. The Nominating and Corporate Governance Committee of the Board is evaluating Ms. Han's qualifications to serve as a replacement for Mr. Krolicki. If the Board determines that Li Han does not qualify as an independent director, Ms. Han may not be a permissible replacement for Mr. Krolicki under the Shareholder Agreement because there would be insufficient independent directors under the listing standards of the Nasdaq Stock Market upon her appointment to the Board. In that case, or if the Nominating and Corporate Governance Committee otherwise disapproves of Ms. Han’s candidacy, FF Top will be entitled to nominate another replacement designee under the Shareholder Agreement. FF Top has identified Adam He as a potential alternative candidate to replace Mr. Krolicki.
Voting Requirements
The Company’s Charter and Bylaws require the affirmative vote of the holders of a majority of the then outstanding shares of voting stock of the Company with the power to vote at an election of directors to approve the Removal Proposal.
Recommendation
THE BOARD MAKES NO RECOMMENDATION WITH RESPECT TO THE REMOVAL PROPOSAL.

BENEFICIAL OWNERSHIP OF COMMON SHARES OF THE COMPANY
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of FF Common Stock, as of [•], 2022, for (1) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of FF Common Stock, (2) each member of the Board, (3) each of our named executive officers and (4) all of the members of the Board and our executive officers, as a group. As of [•], 2022, there were outstanding [•] shares of Class A Common Stock, [•] shares of Class A Common Stock to be issued upon submission of paperwork to the transfer agent, [•] shares of Class A Common Stock to be issued upon the effectiveness of the Company’s pending Form S-1 registration statement filed with the SEC, [•] shares of Class B Common Stock, and [•] outstanding warrants to purchase shares of Class A Common Stock, consisting of [•] warrants (the “Public Warrants”) originally issued in the initial public offering of Property Solutions Acquisition Corp. (“PSAC”), the predecessor company to FF, [•] warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of PSAC, [•] warrants issued in a private placement on various dates in 2021 to ATW Partners, LLC pursuant to a note purchase agreement with FF Intelligent Mobility Global Holdings Ltd., an entity surviving a merger with PSAC Merger Sub Ltd. to become a wholly-owned subsidiary of PSAC (“Legacy FF”), and [•] warrants issued in a private placement on August 5, 2021 to Ares Capital Corporation and affiliated entities pursuant to a note purchase agreement with Legacy FF.
The beneficial ownership percentages set forth in the table below are based on [•] shares of FF Common Stock issued and outstanding as of [•], 2022 (including, for this purpose, [•] shares of Class A Common Stock issuable upon submission of paperwork to the transfer agent and [•] shares of Class A Common Stock issuable upon the effectiveness of our Registration Statement on Form S-1 (File No. 333-258993) as outstanding shares as of [•], 2022) and do not take into account the issuance of any shares of Class A Common Stock upon the exercise of warrants to purchase up to [•] shares of Class A Common Stock that remain outstanding. In computing the number of shares of FF Common Stock beneficially owned by a person, we deemed to be outstanding all shares of FF Common Stock subject to warrants, stock options and restricted stock units held by the person that are currently exercisable or may be exercised or that are scheduled to vest or settle, as applicable, within 60 days of [•], 2022. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned FF Common Stock. Unless otherwise indicated, the business address of each person listed in the table below is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248.
Title of Class	Name and Address of Beneficial Owner+	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Holder of Over 5%:
Class A Common Stock	Season Smart Limited(1)	[•]	[•]%
Class A Common Stock	FF Top Holding LLC(2)	[•]	[•]%
Class A Common Stock	Founding Future Creditors Trust(3)	[•]	[•]%
Directors and Executive Officers
Class A Common Stock	Matthias Aydt(4)	[•]	*
Class A Common Stock	Dr. Carsten Breitfeld(5)	[•]	*
Class A Common Stock	Edwin Goh	—	—
Class A Common Stock	Yueting Jia (YT Jia)	[•]	*
Class A Common Stock	Brian K. Krolicki(6)	[•]	*
Class A Common Stock	Robert A. Kruse Jr.(7)	[•]	*
Class A Common Stock	Lee Liu	—	—
Class A Common Stock	Chui Tin Mok(8)	[•]	*
Class A Common Stock	Hong Rao(9)	[•]	*
Class A Common Stock	Becky Roof(10)	—	—

Title of Class	Name and Address of Beneficial Owner+	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Class A Common Stock	Susan G. Swenson	—	—
Class A Common Stock	Jordan Vogel	—	—
Class A Common Stock	Scott D. Vogel	—	—
Class A Common Stock	Qing Ye(11)	[•]	*
	All executive officers and directors as a group (14 individuals)	[•]	[•]%
*	Less than 1%
(1)
Season Smart Limited (“Season Smart”) is an indirect subsidiary of China Evergrande Group, a Cayman company. China Evergrande Group holds its interest in Season Smart through a chain of entities, and China Evergrande Group’s direct and indirect subsidiaries through which it holds interest in Season Smart are New Garland Limited (a British Virgin Islands company), Global Development Limited (a Cayman company), Acelin Global Limited (a British Virgin Islands company), Evergrande Health Industry Holdings Limited (a British Virgin Islands company) and China Evergrande New Energy Vehicle Group Limited (a Hong Kong company) (collectively, the “Evergrande Entities”). Each Evergrande Entity, by reason of its ownership of the voting securities of the subsidiary below it in the ownership structure, has the right to elect or appoint a majority of the members of the governing body of that subsidiary and, therefore, to direct the management and policies of that subsidiary. Mr. Hui Ka Yan (“Mr. Hui”) is a controlling stockholder of China Evergrande Group, through his wholly owned subsidiary, Xin (BVI) Limited (a British Virgin Islands company). Mr. Hui, by reason of his ownership of the voting securities of Xin (BVI) Limited, has the right to elect or appoint the members of the governing body of China Evergrande Group. As a result, each Evergrande Entity, Mr. Hui and Xin (BVI) Limited may be deemed to be the beneficial owner of the shares held of record by Season Smart.

(2)
Based on information provided by FF Top, Pacific Technology Holding LLC (“Pacific Technology”) and FF Global, each a Delaware limited liability company (collectively, the “Reporting Persons”). Includes (i) [•] shares of Class A Common Stock held by certain other stockholders of the Company over which the Reporting Persons exercise voting control pursuant to voting agreements, (ii) [•] shares of Class A Common Stock held directly by Pacific Technology and (iii) [•] shares of Class B Common Stock held directly by FF Top. Shares of Class B Common Stock are convertible into shares of Class A Common Stock of the Company at any time. Assumes the conversion of the Class B Common Stock referred to above into shares of Class A Common Stock. Pacific Technology is the managing member of FF Top, and FF Global is the managing member of Pacific Technology. FF Global is governed by an executive committee (the “FF Global Executive Committee”) consisting of six managers - YT Jia, Jiawei Wang, Tin Mok, Prashant Gulati, Chaoying Deng and Philip Bethell. A majority of the managers present at a meeting of the FF Global Executive Committee where there is a quorum is required to approve any actions of FF Global, including actions relating to the voting and disposition of shares of FF Common Stock by FF Top. YT Jia has significant influence over and may control the outcome of any actions taken by the FF Global Executive Committee through a series of familial and personal relationships that he has with the other managers on the FF Global Executive Committee.

(3)
Based on a Schedule 13D filed by Founding Future Creditors Trust (the “Creditor Trust”) on August 9, 2021. Includes [•] shares of Class A Common Stock. Creditor Trust also holds a 20% preferred membership interest in Pacific Technology but does not control the disposition of any shares of Class B Common Stock held directly or indirectly by Pacific Technology. Jeffrey D. Prol is the trustee of Creditor Trust (the “Trustee”). The Trustee, solely in his capacity as such and subject to the trust agreement that established and governs the Creditor Trust.

(4)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(5)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(6)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(7)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(8)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(9)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
(10)	Ms. Roof was appointed interim Chief Financial Officer effective March 1, 2022.
(11)	Includes options to acquire [•] shares of Class A Common Stock that have vested or will vest within 60 days of [•], 2022.
+	Does not include shares held of record by CYM Tech Holdings, LLC as a nominee for certain former lenders to FF. The managers of CYM Tech Holdings, LLC are Chaoying Deng and Matthias Aydt.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2022 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our Corporate Secretary must receive the proposal no later than [•], 2022. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received) to: Faraday Future Intelligent Electric Inc., Attn: Corporate Secretary, Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248. Such proposals must comply with the SEC’s requirements in Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials, such as the requirement that the stockholder continues to own a minimum number of shares until the 2022 Annual Meeting and appear in person or through an authorized representative at the 2022 Annual Meeting to present the proposal.
Alternatively, stockholders intending to put forth a director nomination or a stockholder proposal not pursuant to Rule 14a-8 under the Exchange Act must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice with respect to each director nomination or other proposal that the stockholder intends to present at the 2022 Annual Meeting from the stockholder no later than the close of business on [•], 2022. The notice must contain the information required by our Bylaws. In order for stockholders to give timely notice of director nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2022 Annual Meeting, notice must be submitted no later than [•], 2022 and include all of the information required by Rule 14a-19 under the Exchange Act.
Proposals received by the Corporate Secretary after the dates mentioned will not be included in the proxy statement or acted upon at the 2022 Annual Meeting.
OTHER MATTERS
In accordance with the Bylaws, the business transacted at the Special Meeting will be limited to the matters set forth in the Notice of Special Meeting of Stockholders and this Proxy Statement.
EXPENSES OF SOLICITATION
The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the Proxy Statement and the materials used in the solicitation of proxies, will be paid by the Company. Solicitations may be made by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation.
HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one Proxy Statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

RIGHT OF APPRAISAL
Holders of shares of our Common Stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation and the matters set forth in the Notice of Special Meeting of Stockholders and this Proxy Statement.
By Order of the Board of Directors
/s/
[+]
Gardena, California [•], 2022
By Order of the Board of Directors

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time, on [•], 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You will need the control number at the left in order to do so.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FFIE2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time, on [•], 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and mail it in the postage-paid envelope provided in time for it to be received by the close of business, on [•], 2022 or return it to [•] by the close of business, on [•], 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D89139-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ONLY YOUR LATEST DATED AND SUBMITTED PROXY WILL COUNT.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

The Board of Directors makes no recommendation with respect to the Removal Proposal.	**For**	**Against**	**Abstain**
1. To approve the removal of Brian K. Krolicki as a director of the Company (the "Removal Proposal").	☐	☐	☐

There are no other matters that will be voted upon at the Special Meeting.

PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of Faraday Future Intelligent Electric Inc. ("FF" or the "Company") to be held virtually at 4:00 p.m. Pacific Time, on [•], 2022 at [•]. The accompanying Notice of Special Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the Special Meeting.

Whether or not you plan to attend the Special Meeting, it is important that your shares be voted. Accordingly, please complete, sign and date the proxy card on the reverse side and return it in the enclosed postage-paid envelope. In the alternative, you have the option to vote these shares by the Internet or telephone as indicated on the reverse side or by attending the Special Meeting virtually and voting during the Special Meeting. Voting your shares via proxy in advance will not affect your ability to attend the Special Meeting virtually, but regardless of whether or not you plan to attend virtually, we encourage you to vote your shares by proxy in advance in order to ensure that your votes are counted.

Sincerely,

D89140-TBD

PROXY

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [•], 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints [•] and [•] or either of them as Proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of FARADAY FUTURE INTELLIGENT ELECTRIC INC. (the "Company") held of record by the undersigned as of the close of business on [•], 2022 at the Special Meeting of Stockholders of the Company to be held on [•], 2022, at 4:00 p.m. Pacific Time, or any adjournment or postponement thereof (the "Special Meeting"). The undersigned hereby revokes all proxies previously given with respect to the shares covered hereby with respect to the Special Meeting.

This proxy card, when properly executed, will revoke any proxies previously given with respect to the shares covered hereby, and will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE ON THIS PROXY CARD, YOUR SHARES WILL NOT BE VOTED. PURSUANT TO THE COMPANY'S BYLAWS, THERE ARE NO OTHER MATTERS OF BUSINESS THAT WILL COME BEFORE THE SPECIAL MEETING.

Please mark, sign, date and return this card promptly using the enclosed envelope.

SEE REVERSE SIDE

Continued and to be signed on Reverse Side

SEE REVERSE SIDE